SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement          Only (as Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     ss.240.14a-11(c) or ss.240.14a-12

                         Tanner's Restaurant Group, Inc.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: None

     (2)  Form, Schedule or Registration Statement No.: Not Applicable

     (3)  Filing Party: Not Applicable

     (4)  Date Filed: Not Applicable

Notes


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                         TANNER'S RESTAURANT GROUP, INC.
                          1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604

                             Letter to Shareholders


                                                                August ___, 2000


To Our Shareholders:

     On May 31, 2000, Tanner's Restaurant Group, Inc. acquired all of the outstanding common stock of Fone.com, Limited, a telecommunications company doing business primarily in the United Kingdom. This acquisition signifies the transformation of the Company into an international telecommunications company that will focus on the convergence and integration of international long distance telecommunications with internet services.


     While Fone.com is not yet profitable and has been in existence for a relatively short period of time, previous Tanner's management believed that it could capitalize on the strategic alliances and international service agreements that were either already in place or in the process of being negotiated by Fone.


     Our acquisition of Fone.com followed the sale, in February of this year, of all of the assets used in the operation of the "Rick Tanner's Original Grill" chain of restaurants. As a result of this sale, we no longer operate or franchise any restaurants, and we have dedicated ourselves to the transformation of the Company into an international telecommunications company.


     As consideration for the acquisition of Fone.com, we issued 40,000,000 shares of our common stock to DCI Telecommunications, Inc., the former parent of Fone.com, representing approximately 59.8% of our currently outstanding shares of common stock. We also assumed certain liabilities of DCI. Shortly after this acquisition, outside investors agreed to invest $4,553,652 in us in exchange for two promissory debentures that are convertible into shares of our common stock. Of this amount, $3,653,652 was invested in us to refinance existing indebtedness and $900,000 was invested in us to fund our operations and for general working capital purposes.

     Given the significant number of shares issued to DCI, and given the significant number of shares of common stock that we could become obligated to issue upon conversion of outstanding convertible securities, including these two new convertible debentures, and upon exercise of outstanding options and warrants, we believe it is necessary to amend the Company's articles of incorporation to increase the number of authorized common shares. We also seek your approval of an amendment to our articles of incorporation that will effect a one-for-fifteen reverse stock split of our common stock, with the timing of the implementation of such a reverse stock split to be at the discretion of our board of directors. We also want to amend the articles of incorporation to change our name to "Corzon, Inc.," which reflects that we are no longer engaged in the restaurant business. Additionally, in accordance with the terms of our agreement to purchase Fone.com, we need to elect a new board of directors. Finally, we want to ratify the appointment of Feldman Sherb Horowitz & Co., P.C. as our accounting firm for the fiscal year ending on December 31, 2000.

     We need your approval to carry out these proposals. Accordingly, we cordially invite you to attend an annual meeting of the Company's shareholders on Friday, September 8, 2000 at 9:00 a.m. local time at the Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604. If you can not attend the meeting in person, we encourage you to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. No postage is required if the proxy is mailed in the United States.



                                         By Order of the Board of Directors,


                                         Lawrence Shatsoff,
                                         President

                         TANNER'S RESTAURANT GROUP, INC.
                          1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 8, 2000



To the shareholders of Tanner's Restaurant Group, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Tanner's Restaurant Group, Inc., a Texas corporation (the "Company" or "we"), will be held at the Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604, on Friday, September 8, 2000 at 9:00 a.m. local time. At the meeting, we will ask you to:


     (1) Approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 500,000,000 shares.


     (2) Approve an amendment to our articles of incorporation to effect a one-for-fifteen reverse stock split of our common stock, with the timing of the implementation of such a reverse stock split to be at the discretion of the board of directors.

     (3) Approve an amendment to our articles of incorporation to change our name to "Corzon, Inc."

     (4) Elect Jose A. Auffant, Lawrence Shatsoff and Clifford Postelnik to the board of directors.

     (5) Ratify the appointment of Feldman Sherb Horowitz & Co., P.C. as our independent auditors for the fiscal year ending December 31, 2000.

     (6) Vote on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


     The foregoing items of business are described more fully in the proxy materials accompanying this Notice. July 17, 2000 is the record date for determining shareholders entitled to notice of and to vote at the meeting.

     We cordially invite you to attend the meeting in person. Regardless of whether you plan to attend, please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. No postage is required if the proxy is mailed in the United States.

                                      By Order of the Board of Directors,



                                      Lawrence Shatsoff,
                                      President


Bridgeport, Connecticut
August ___, 2000

                         TANNER'S RESTAURANT GROUP, INC.
                          1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 8, 2000



General Information


     We are furnishing this Proxy Statement in connection with the solicitation of proxies by the board of directors of Tanner's Restaurant Group, Inc. (the "Company" or "we") for use at the annual meeting of the Company's shareholders on Friday, September 8, 2000 at 9:00 a.m. local time, and at any adjournment or postponement of such meeting. The Annual Meeting will be held at the Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604. We are mailing this proxy statement and the accompanying proxy card on or about August ___, 2000 to all shareholders entitled to vote at the Annual Meeting.


Voting and Record Date


     The board of directors has fixed the close of business on July 17, 2000 as the record date for the meeting. Only persons who held shares of our common stock of record as of the record date will be entitled to notice of and to vote at the meeting. Each shareholder of record of common stock on the record date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy at the meeting. As of the record date, 66,857,197 shares of our common stock were outstanding and entitled to vote.


     The presence at the meeting, in person or by a proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Inspectors appointed by the Company will count votes. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum (a broker non-vote occurs when a registered broker holding customer securities in street name has not received voting instructions from the beneficial owner regarding any "non-routine" matter as so designated by that broker's self-regulatory organization).

     Approval of each of the amendments to our articles of incorporation requires the affirmative vote of the holders of two-thirds of our issued and outstanding common stock as of the record date. Election of each nominee to the board of directors requires the affirmative vote of the holders of a plurality of the shares of common stock entitled to vote and represented in person or by proxy at the meeting, and ratification of Feldman Sherb Horowitz & Co., P.C. as our independent public accountants requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting. Abstentions and broker non-votes will be treated as "no" votes for purposes of determining whether approval of each proposal has been obtained.

     If a sufficient number of votes to adopt the proposals is not present, either in person or by proxy, at the meeting, we intend to adjourn the meeting to solicit additional votes. At any such adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the meeting.

Proxies

     All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not duly and timely revoked, will be voted at the meeting in accordance with the choices marked by the shareholders. Unless a contrary choice is marked, or if the proxy is left blank as to choice, the shares will be voted "For" approval of each proposal.

     The board of directors is not aware of any other matters not referred to in these proxy materials that will be presented for action at the meeting. If any other matters properly come before the meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.


     You may revoke any proxy at any time before it is voted. Proxies may be revoked by: (a) filing with the Secretary of the Company at or before the taking of the vote at the meeting a written revocation bearing a later date than the proxy, (b) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the meeting, or (c) attending the meeting and voting in person (although attendance at the meeting alone will not revoke a proxy).


No Dissenters' Rights

     The taking of the proposed actions will not entitle any shareholder to dissent and demand a right of appraisal or payment for its shares under the Texas Business Corporation Act.

Costs of Solicitation

     The board of directors is making this proxy solicitation and the Company will pay all of the expenses involved in preparing, assembling and mailing these proxy materials, along with the costs of soliciting proxies. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or personal interview. They will receive no compensation for their services other than their regular compensation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons. The Company may reimburse such persons for reasonable out-of-pocket expenses they incur in doing so.

Other Information

     Our principal executive offices are located at 1087 Broad Street, 4th Floor, Bridgeport, Connecticut 06604, and our telephone number is (203) 333-6389.

     Holders of shares of the common stock are requested to complete, date, and sign the enclosed Proxy and to return it to the Company in the postage paid envelope provided.



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

        PROPOSAL 1: AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Overview


     Under our articles of incorporation, we are presently authorized to issue 200,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the close of business on July 17, 2000, 66,857,197 shares of common stock, 446,410 shares of Series A Preferred Stock, 8841.5 shares of Series D Preferred Stock, and 744,500 shares of Series E Preferred Stock were outstanding.

     The increase in the number of authorized shares is necessary because we need additional authorized shares of common stock in order to have a sufficient number of shares available for issuance upon conversion of the outstanding shares of our Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, upon conversion of two recently issued convertible debentures and upon exercise of outstanding warrants and options. Given the number of shares of common stock now outstanding, and assuming all of the preferred stock, convertible debt, warrants, and options were to be converted or exercised (assuming, for purposes of the Series D Preferred Stock and the two new convertible debentures, a trading price of the common stock of $.08 per share, the closing price on the OTC Bulletin Board on the record date), we would have approximately 299,045,745 shares of common stock outstanding, which would be approximately 99,045,745 more shares than the 200,000,000 shares we are now authorized to issue. If the market price of the common stock were to decrease to $.05, then the total number of shares of common stock outstanding following conversion and exercise of all outstanding securities would be 427,471,327. If the market price of the common stock were to decrease further, the total number of shares of common stock issuable upon conversion and exercise of outstanding securities would increase. If we do not amend our articles of incorporation and cannot issue shares of common stock upon conversion or exercise of the preferred stock, warrants, and options, we will likely incur substantial liability to the holders of such securities.


     The increase in the number of authorized shares is also necessary because we may need additional shares of common stock for future acquisitions, stock dividends, and for other matters. Our ability to sustain operations, make future capital expenditures, and fund the development and marketing of our operations is dependent in part on our ability to raise additional capital.

     If the amendment is approved, all or any part of the additional authorized but unissued shares may be issued without further approval by the shareholders, for such purposes and on such terms as the board of directors may determine. (If we are able to list the common stock on the Nasdaq SmallCap Market or a national exchange, of which we can offer no assurances, the listing agreement with Nasdaq or the exchange will require shareholder approval of certain issuances. No such requirement now applies to us.) Holders of our common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current shareholders do not have a prior right to purchase any new issue of common stock to maintain their proportionate ownership. The amendment will not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will dilute each existing shareholder's proportionate ownership interest in us.


     Potential Dilution. Each share of Series D Preferred Stock is convertible into shares of common stock at a ratio determined by the following formula:
$1,000 divided by 80% of the per share market value of the common stock. Using the closing market price on the OTC Bulletin Board on July 17, 2000 of $.08 per share, the 8841.5 shares of Series D Preferred Stock that are currently outstanding would be convertible into 138,148,438 shares of common stock. If the market price of the common stock were to decrease to $.05, these 8841.5 shares of Series D Preferred Stock would be convertible into 221,037,500 shares of common stock. Conversely, if the market price of the common stock were to increase to $.25, these 8841.5 shares of Series D Preferred Stock would be convertible into 44,207,500 shares of common stock. (These calculations are intended to serve only as examples, not as predictions as to the future market price of the common stock.)

     Similarly, our two recently issued convertible debentures, in the aggregate principal amount of $4,553,652, are convertible into shares of common stock in accordance with a formula that depends on the market price of the common stock. These two debentures were issued following our acquisition of Fone.com, Limited. See "Proposal 3: Amendment to Change the Company's Name." Specifically, the number of shares of common stock issuable upon conversion of these debentures is equal to the principal amount of the debentures divided by the lesser of: (i) $.75; or (ii) the average of the five lowest closing prices of the common stock during the twenty trading days immediately preceding the date of conversion.

     Furthermore, the holders of our Series A Preferred Stock and Series E Preferred Stock and the holders of options and warrants to acquire shares of our common stock, will be able to convert or exercise, as applicable, their securities into shares of common stock. Consequently, substantial dilution of the voting power of the current shareholders is likely as convertible securities are converted and options and warrants are exercised over time.

Changes in Control

     Since the beginning of 1999, three changes in control of the Company have occurred.


     In January 1999, we issued 4,123,219 shares of our common stock, representing record ownership of 50.1% of the then-outstanding shares of our common stock, to the former shareholders of TRC Acquisition Corporation, which owned and franchised the "Rick Tanner's Original Grill" chain of restaurants, in connection with the merger of TRC with and into Hartan, our wholly-owned subsidiary. These shares now represent approximately 6.2% of the outstanding shares of our common stock.

     On May 11, 2000, a group of persons owning shares of our Series D preferred stock, acting together, converted a portion of their shares of Series D preferred stock into shares of our common stock in transactions that resulted in a change in control of the Company. After conversion, these persons, and those persons acting with them, owned or controlled 51.2% of the outstanding shares of our common stock. These persons were Sovereign Partners, L.P., Cache Capital
(USA), L.P., Dominion Capital Fund Limited, Fetu Holdings, Ltd., the Rearden Trust, Oscar Brito and Sandro Grimaldi. These persons now own of record approximately 18.2% of the outstanding shares of our common stock.

     Effective May 31, 2000 (closing date June 2, 2000), we purchased from DCI Telecommunications, Inc. all of the outstanding stock of Fone.com, Limited, a company organized under the laws of England and Wales, in exchange for 40,000,000 shares of our common stock, representing 62.67% of the then-outstanding shares of common stock, and our assumption of $3,453,652 of debt of DCI. DCI now owns of record 59.8% of the outstanding shares of our common stock. See "Proposal 3: Amendment to Change the Company's Name."


Effect of the Proposed Amendment on the Company's Shareholders

     If the proposal to amend our articles of incorporation to increase the number of authorized shares to 500,000,000 is adopted, shareholders will retain their equity interests in us, although such interests will be subject to the possibility of significant future dilution of voting power. The number of shares of common stock that we are authorized to issue will increase from 200,000,000 to 500,000,000 and, upon the issuance of additional shares of common stock, the voting power of the current shareholders will be diluted. Because the outstanding shares of Series A, Series D and Series E Preferred Stock and the convertible debentures (see "Description of Securities - Convertible Debentures") are or will be convertible into shares of common stock and the outstanding options and warrants are currently exercisable for shares of common stock, we are obligated to issue additional shares of common stock at the election of the holders of those securities. The proposed amendment will not result in any changes in the rights of the shareholders.


     Also, if the proposal to increase the number of authorized shares is adopted, the number of authorized but unissued shares will increase. This increase could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of common stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Among other things, such shares could be sold privately to purchasers who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company and its shareholders.


Consequences of the Failure of the Shareholders to Approve the Proposed
Amendment

     If the shareholders do not approve Proposal 1, we will be adversely affected in several ways. First, we may be forced to pay penalties if we are unable to convert shares of Series D Preferred Stock upon demand. If we are unable to issue the shares of common stock to a holder of Series D Preferred Stock who presents his shares for conversion, we will be required to rectify the problem within 45 days. If we cannot do so, we must pay a penalty to all holders of shares of Series D Preferred Stock in an amount equal to approximately .07% of the stated value of the outstanding shares of Series D Preferred Stock held by each holder for each day that we are unable to convert shares for which the shareholder has requested conversion. For example, assuming that no shares of common stock are available for issuance when a holder of Series D Preferred Stock presents his shares for conversion, and assuming 8841.5 shares of Series D Preferred Stock are outstanding, we will be penalized approximately $6,189 for each day that we do not have shares of common stock available to convert all outstanding shares of Series D Preferred Stock. If we cannot increase the authorized shares for 180 days, for example, the total penalty would be approximately $1,114,029.

     Moreover, the failure of the shareholders to approve Proposal 1 is likely to expose us to liability to holders of warrants, options and other securities that entitle the holder to acquire shares of common stock. A number of the contracts between these holders and us require that we reserve a number of shares sufficient to support the exercise or conversion of the securities. If an adequate number of shares is not reserved, we will be in violation the underlying agreements and be exposed to claims by the holders of such instruments.

Description Of Securities

     Our articles of incorporation authorize the board of directors to issue 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, in one or more series or classes, and to determine the rights, powers, preferences, limitations and restrictions of each series or class. As described below, the board of directors has designated, to date, 3,754,200 shares of preferred stock into three classes.

Common Stock


     Holders of common stock are entitled to receive dividends as the board of directors may legally declare from time to time. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Shareholders have no right to cumulate votes in the election of directors. Holders of common stock have no preemptive or redemption rights and have no right to convert their common stock into any other securities. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in our net assets available for distribution to common shareholders. The rights of the holders of the common stock are subordinate to the rights of holders of preferred stock. Accordingly, the rights conferred on holders of any additional shares of preferred stock that are issued in the future under the articles of incorporation may adversely affect the rights of holders of the common stock. All of the outstanding shares of common stock are fully paid and non-assessable. As of July 17, 2000, 66,857,197 shares of common stock were outstanding.


Preferred Stock

     The board of directors may from time to time authorize us to issue preferred stock without action by the shareholders. The preferred stock may be in one or more series for such consideration, and with such relative rights, privileges, and preferences, as the board may determine. Accordingly, the board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences, and conversion rights for any series of preferred stock issued in the future.

     Series A Redeemable Convertible Preferred Stock. On June 23, 1997, the board of directors approved the issuance of 3,000,000 shares of Series A Redeemable convertible preferred stock of the Company. The original issue price of the Series A preferred stock was $10.00 per share. Holders of Series A preferred stock are entitled to receive dividends at the annual rate of 12% of the original issue price per share, or $1.20 per share, payable quarterly in cash or in common stock at our sole discretion. Dividends are cumulative from the date of issue. We may not declare or pay cash dividends on any other series of preferred stock that is junior to or on par with the Series A preferred stock, or on the common stock, nor may we redeem, purchase or otherwise acquire any of that stock, unless full cumulative dividends have been or are contemporaneously paid on the Series A preferred stock. Under the terms of our guaranty of our subsidiary's secured loan from FINOVA Mezzanine Capital, Inc., we may pay cash dividends on the Series A preferred stock only if (a) our subsidiary makes an equal prepayment on the FINOVA note; and (b) the payments do not cause us to breach a specified financial covenant.

     If we are liquidated or dissolved, the holders of shares of Series A preferred stock are entitled to receive out of our assets available for distribution to shareholders, before any distributions are made to holders of common stock or of any other shares of our capital stock ranking junior to the Series A preferred stock, liquidating distributions in the amount of $10.00 per share, plus accrued and unpaid dividends.

     The Series A preferred stock is redeemable at our option at any time, in whole or in part, for cash or in common stock, on at least 30 days' notice. The price payable upon redemption is 110% of the average bid price per share of the Series A preferred stock as quoted on the Nasdaq SmallCap Market, or other national securities exchange, for the 20 trading days before the redemption date, plus all accrued and unpaid dividends. If the Series A preferred stock is not quoted by Nasdaq or listed on a securities exchange, its market value will be the fair value as determined by a member of a national securities exchange selected by us or by the board of directors.

     The Series A preferred stock automatically converts into common stock if the closing price for the Series A preferred stock equals or exceeds $20.00 per share for a period of ten consecutive trading days. The holders of Series A preferred stock have the right, at their option, to convert any or all their shares of Series A preferred stock into common stock. The number of shares of common stock issuable on conversion of a share of Series A preferred stock is equal to $10.00 divided by $3.70, subject to adjustment. Holders of Series A preferred stock may also convert their shares, if we call them for redemption, at any time up to and including the close on business on the fifth full business day before the date fixed for redemption.

     The holders of the Series A preferred stock have no voting rights except as otherwise required by the Texas Business Corporation Act and applicable law. The holders of shares of Series A preferred stock have no preemptive or other rights to subscribe for any other shares or securities. The Series A preferred stock ranks ahead of the common stock as to dividends and on our liquidation.


     As of the close of business on July 17, 2000, 446,410 shares of Series A preferred stock were issued and outstanding.


     Series B Convertible Preferred Stock. On January 14, 1999, all 133.2 of the outstanding shares of Series B convertible preferred stock were exchanged for 1,998 shares of Series D convertible preferred stock. No other shares of Series B preferred stock are outstanding, and the board of directors does not intend to issue any more shares of Series B preferred stock.

     Series C Convertible Preferred Stock. On January 14, 1999, all 200 of the outstanding shares of Series C convertible preferred stock were exchanged for 2,600 shares of Series D preferred stock. No other shares of Series C preferred stock are outstanding, and the board of directors does not intend to issue any more shares of Series C preferred stock.

     Series D Convertible Preferred Stock. The original issue price of the Series D preferred stock is $1,000 per share. Dividends on the Series D preferred stock accrue at an annual rate of 7% of the original issue price, or $70 per share, and are payable in cash or common stock, as determined by the holders, only at the time of conversion of such shares. Dividends are cumulative from the date of issue. Unless full cumulative dividends have been or are contemporaneously paid on the Series D preferred stock, we may not declare or pay cash dividends on the common stock, nor may we redeem, purchase or otherwise acquire common stock, nor may we make any other distribution with respect to the common stock or any class of capital stock on a parity with or junior to the Series D preferred stock. Under the terms of our guaranty of our subsidiary's secured loan from FINOVA, we may pay cash dividends on the Series D preferred stock so long as (a) our subsidiary makes an equal prepayment on the FINOVA note; and (b) we are not in default under the loan documents governing the loan and no default is created by such payments.

     If we are liquidated or dissolved, the holders of shares of Series D preferred stock are entitled to receive out of our assets available for distribution to shareholders, before any distributions are made to holders of common stock or of any other shares of our capital stock ranking junior to the Series D preferred stock, liquidating distributions in the amount of $1,000 per share, plus accrued and unpaid dividends.

     The Series D preferred stock is convertible at the option of the holder into shares of common stock for up to three years after initial issuance. After three years, the Series D preferred stock will convert automatically into shares of common stock. The conversion rate per share is equal to $1,000 divided by 80% of the five-day average closing bid price of the common stock on the Nasdaq Stock Market, the OTC Bulletin Board, or on any other national securities exchange on which the common stock is listed at the time of conversion. We are not required, however, to convert any shares if the conversion would result in the issuance of 20% or more of the issued and outstanding common stock to the holders of the Series D preferred stock, as provided by Nasdaq Marketplace Rule 4320(e)(21)(H), unless we obtain shareholder approval of that conversion. If a conversion is requested and we do not convert the Series D preferred stock because of the Nasdaq rule, we will pay the holder of the Series D preferred stock 125% of the principal amount of the issued and outstanding Series D preferred stock plus accrued interest.

     Holders of Series D preferred stock may not convert those shares into shares of common stock if and to the extent that upon conversion that holder would beneficially own more than 4.99% of the outstanding common stock.

     The Series D preferred stock is non-voting, and it is ranked junior to the Company's Series A preferred stock. The holders of the Series D preferred stock have no preemptive rights or other rights to subscribe for any of our other shares or securities.

     On January 14, 1999, 133.2 shares of Series B preferred stock and 200 shares of Series C preferred stock were exchanged for 4,598 shares of Series D preferred stock. We issued 1,300 shares of Series D preferred stock for $1,000,000 in January 1999, and we issued another 1,300 shares of Series D preferred stock for $1,000,000 in February 1999. In May and June 1999, we issued another 500 shares of Series D preferred stock to certain of the outside investors in exchange for $500,000. We issued the final 1,500 shares of Series D preferred stock upon receipt of $1,500,000 in September 1999. The outside investors who purchased Series D preferred stock for cash or by exchanging Series B or Series C preferred stock also were issued common stock purchase warrants, as described below.

     As of July 17, 2000, 8841.5 shares of Series D preferred stock were issued and outstanding.

     Series E Convertible Preferred Stock. A total of 744,500 shares of Series E preferred stock are issued and outstanding. The original issue price of the Series E preferred stock is $10.00 per share. Dividends on the Series E preferred stock accrue at an annual rate of 8% of the original issue price, or $0.80 per share, and are payable in cash or common stock, as we determine, only at the time of conversion of the shares. Dividends are cumulative from the date of issue. Unless full cumulative dividends have been or are contemporaneously paid on the Series E preferred stock, we may not declare or pay cash dividends on the common stock, nor may we redeem, purchase or otherwise acquire common stock, nor may we make any other distribution with respect to the common stock or any class of capital stock on a parity with or junior to the Series E preferred stock. Under the terms of our guaranty of our subsidiary's secured loan with FINOVA, we may not pay cash dividends on the Series E preferred stock.

     If we are liquidated or dissolved, the holders of shares of Series E preferred stock are entitled to receive out of our assets available for distribution to shareholders, before any distributions are made to holders of common stock or of any other shares of our capital stock ranking junior to the Series E preferred stock, liquidating distributions in the amount of $10.00 per share, plus accrued and unpaid dividends.

     The Series E preferred stock is redeemable at our option at any time after six months from the date of issuance, in whole or in part, for $0.01 per share, if the average closing bid price of our common stock, as quoted on any national securities exchange, Nasdaq, or the OTC Bulletin Board, exceeds $3.50 per share for five (5) consecutive trading days.

     Each share of Series E preferred stock is convertible at the option of the holder into four shares of common stock at any time after six months from the date of issuance, subject to adjustment. The Series E preferred stock is non-voting, and it is ranked junior to our Series A preferred stock and Series D preferred stock. The holders of the Series E preferred stock have no preemptive rights or other rights to subscribe for any of our other shares or securities.

Redeemable Preferred Stock Purchase Warrants


     As of July 17, 2000, Redeemable Preferred Stock Purchase Warrants to purchase 1,723,400 shares of our Series A Preferred Stock were outstanding, plus a warrant issued to the underwriters of the offering of these warrants to purchase 200,000 additional shares of our common stock. Each warrant represents the right to purchase one share of Series A preferred stock at an exercise price of $10.50 per share until June 11, 2002, subject to adjustment. These warrants may be redeemed, in whole or in part, at our option, upon 30 days' notice, at a redemption price equal to $0.01 per warrant at any time if the closing price of the Series A preferred stock on the Nasdaq SmallCap Market averages at least $11.00 per share for a period of 20 consecutive trading days or if we redeem the Series A preferred stock.


Common Stock Purchase Warrants


     At July 17, 2000, there were Common Stock Purchase Warrants to purchase 2,300,000 shares of our common stock outstanding, which we refer to as the IPO Warrants, plus additional warrants issued to the underwriters of the offering of the IPO Warrants to purchase 300,000 shares of our common stock. Each IPO Warrant entitles the holder to purchase one share of common stock at $4.00 per share until July 9, 2001, subject to adjustment. IPO Warrants may be redeemed, in whole or in part, at our option, upon 30 days notice, at a redemption price equal to $0.01 per IPO Warrant at any time, if the closing price of the common stock on the Nasdaq SmallCap Market averages at least $8.00 per share for a period of 20 consecutive trading days. The other warrants are exercisable at prices ranging from $2.00 per share to $6.60 per share.


     We have also issued warrants to purchase 135,000 shares of common stock at an exercise price of 110% of the average closing bid price of the common stock on certain benchmark dates (subject to certain adjustments) to Sterling Capital, LLC, and have issued warrants to purchase 699,259 shares of common stock (increasing to 756,331 shares on October 22, 2000) at an exercise price of $.01 to FINOVA, our subsidiary's secured lender. Warrants to purchase 300,000 shares at an exercise price of $2.50 per share are also outstanding, and we agreed last year to issue warrants to purchase 150,000 shares of common stock to our public relations firm, although we have not yet issued such warrants.


     As noted above, we issued common stock purchase warrants to holders of our Series D preferred stock to purchase 919,800 shares of common stock at a price of $2.00 per share. These warrants are exercisable for five years after issuance.

Convertible Debentures

     In early June, 2000, we issued two 6% Secured Convertible Debentures in an aggregate principal amount of $4,553,652. These Debentures bear interest at a rate of 6% per annum and will mature on June 7, 2002. These Debentures entitle the holders thereof to convert all or a portion of the Debentures into shares of our common stock at a conversion price which is the lower of (i) $.75 per share or (ii) seventy-five percent of the average of the five lowest closing prices of our common stock during the twenty preceding trading days immediately prior to the date of conversion. In addition, the conversion price will be further reduced by a ten percent discount if, before October 5, 2000, we sell shares of our common stock without the consent of all of the holders of the Debentures at a price that is lower than either the market price of our common stock on June 7, 2000 or $.75 per share. The maximum number of shares of common stock into which the holder of a Debenture may convert is capped at 4.9% of the total number of outstanding shares of our common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder of a Debenture may convert into additional shares of common stock only to the extent that previously converted shares of common stock have been sold in the open market, such that that total number of shares beneficially owned by that holder never exceeds 4.9% of the outstanding shares of our common stock. The Company may redeem the Debentures in whole or in part at redemption prices that increase over time from 123.33% of the principal amount (during the 120 day period following June 7, 2000) to 133.33% of the principal amount (at any time more than 180 days after June 7, 2000). The Debentures are secured by all of the assets and property of the Company, including a pledge of all of the outstanding shares of Fone.com.

Certain Provisions of Our Bylaws and Texas Law

     Number, Term and Removal of Directors. Our bylaws provide that the number of directors must not be less than one and not be more than five. We currently have two directors. Upon a vacancy created in the board of directors, a successor or new director may be appointed by the affirmative vote of a majority of the directors then in office.

     Special Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called at any time by a majority of the board of directors, the chairman of the board or our president, and that special meetings of shareholders must be called when the holders of shares representing at least 10% of the votes entitled to be cast on each issue presented at the meeting request a meeting in writing.

     Texas Anti-Takeover Statutes. Some provisions of the Texas Business Corporation Act may be considered to have anti-takeover effects and may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover that a shareholder may deem to be in his best interest. Those provisions might allow the board of directors to defend against an attempted transaction that might otherwise result in payment of a premium over the market price for shares the shareholder holds.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock, the common stock purchase warrants, the Series A preferred stock, the Series A preferred stock purchase warrants and the Series D preferred stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. We have acted as our own transfer agent and registrar for the Series E preferred stock.

Recommendation of the Board of Directors


     Approval and adoption of this proposed amendment requires the affirmative vote of the holders of two-thirds of the issued and outstanding common stock entitled to vote on the amendment. The board of directors believes that the proposed amendment to increase the number of authorized shares is fair and in the best interests of the Company and its shareholders. Accordingly, the board of directors has unanimously approved the proposal and recommends that you vote "For" its approval.

 PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT
                              A REVERSE STOCK SPLIT

     The board of directors has adopted a proposal to effect a one-for-fifteen reverse split of the issued and outstanding shares of common stock, par value $.01 per share, of the Company, in the manner prescribed below. An amendment to Article Four of our articles of incorporation is required to effect the reverse stock split.

     The amendment to the articles of incorporation would effect a one-for-fifteen reverse stock split of the common stock. If the reverse stock split is approved by the shareholders, each fifteen shares of common stock outstanding on the Effective Date (as defined below) will be converted automatically into one share of common stock. To avoid the creation of fractional shares of common stock, shareholders who would otherwise be entitled to receive fractional shares of common stock will receive a cash distribution in lieu thereof. See "Exchange of Stock Certificates." The "Effective Date" will be the date on which the amendment is filed with the Secretary of State of the State of Texas.

     Notwithstanding approval of the reverse stock split by the shareholders, we may elect not to file, or to delay the filing of, the amendment, if we determine that filing the amendment would not be in the best interest of our shareholders at such time. The board of directors will construe approval of the reverse split by the shareholders to confer authority to the Company to effect the reverse split in the discretion of management of the Company and at such time as management of the Company shall deem to be in the best interest of the Company, but in no event more than eleven months after the September, 2000 annual meeting of shareholders. In the event that the Company has not effected the reverse split within eleven months after the September, 2000 annual meeting of shareholders, it will again seek shareholder approval before effecting the reverse split.

Reasons for the Reverse Stock Split

     We believe that the reverse stock split is likely to cause the stock price of the common stock and the number of shares of common stock outstanding to be more appropriately aligned with the Company's peers in the telecommunications sector. The reverse stock split should cause the common stock to be more attractive to the financial community and may reduce trading costs for the investing public.

     Under our articles of incorporation, we are presently authorized to issue 200,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the close of business on July 17, 2000, 66,857,197 shares of common stock, 446,410 shares of Series A Preferred Stock, 8841.5 shares of Series D Preferred Stock, and 744,500 shares of Series E Preferred Stock were outstanding, held by 102, 13, 9, and 4 holders of record, respectively.

     The reverse stock split is necessary because it will make available additional authorized but unissued shares of common stock in order to have a sufficient number of shares available for issuance upon conversion of the outstanding shares of our Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, upon conversion of two recently issued convertible debentures and upon exercise of outstanding warrants and options. Given the number of shares of common stock now outstanding, and assuming all of the preferred stock, convertible debt, warrants, and options were to be converted or exercised (assuming, for purposes of the Series D Preferred Stock and the two new convertible debentures, a trading price of the common stock of $.08 per share, the closing price on the OTC Bulletin Board on the record date), we would have approximately 299,045,745 shares of common stock outstanding, which would be approximately 99,045,745 more shares than the 200,000,000 shares we are now authorized to issue. If the market price of the common stock were to decrease to $.05, then the total number of shares of common stock outstanding following conversion and exercise of all outstanding securities would be 427,471,327. If the market price of the common stock were to decrease further, the total number of shares of common stock issuable upon conversion and exercise of outstanding securities would increase. If we do not amend our articles of incorporation and cannot issue shares of common stock upon conversion or exercise of the preferred stock, warrants, and options, we will likely incur substantial liability to the holders of such securities.

     By making available additional shares of authorized but unissued common stock, the reverse split will enable us to have more authorized shares available for future acquisitions, stock dividends, and for other matters. Our ability to sustain operations, make future capital expenditures, and fund the development and marketing of our operations is dependent in part on our ability to raise additional capital.

     In addition to the foregoing agreements, the Company has been in negotiations for the settlement of various claims which have been asserted against the Company and/or certain of its subsidiaries. It is possible that a portion of settlement payments to these persons and/or entities may be made either in shares of common stock or warrants to purchase common stock.

     The reverse stock split will enable the Company to fully reserve shares for issuance (1) upon the conversion or exercise of such securities, and (2) in connection with settlement of claims and in future acquisition activities. If the Company is not able to amend its Articles of Incorporation to increase the number of authorized but unissued shares, either through a reverse stock split or an increase in the number of authorized shares, or both, it may not be able to address the foregoing issues in a satisfactory manner.

     While the amendment to the Company's articles of incorporation to increase the number of authorized but unissued shares may be sufficient to address these concerns if approved, there are other reasons for the reverse split. For example, many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Accordingly, we believe that the current per share price of the common stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. There can be no assurance, however, that the reverse split will alleviate these concerns at all, or that the size of the proposed split is adequate to address these concerns.

     We believe that the shares of common stock will, as a result of the reverse stock split, trade at higher prices than those that have prevailed recently. We cannot assure you, however, that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the reverse stock split since there are numerous factors and contingencies that would affect such value including the status of the market for the shares of common stock at the time, the Company's reported results of operations in future fiscal periods and general stock market conditions.

     THEREFORE, WE CANNOT ASSURE YOU THAT THE SHARES OF COMMON STOCK WILL NOT, DESPITE THE REVERSE STOCK SPLIT, TRADE AT PRICES THAT ARE LESS THAN THE ARITHMETICAL EQUIVALENT SHARE PRICE RESULTING FROM THE REVERSE STOCK SPLIT. Our board of directors believes that the reverse stock split should result in a stock price of approximately fifteen times the current price range, putting the our common stock in a price range that will enhance its marketability to the financial community and investing public and will mitigate any reluctance on the part of brokers and investors to trade in our common stock. However, there can be no assurance that the market price of the common stock immediately after implementation of the reverse stock split will increase and, if it increases, no assurance that the increase can be maintained for any period of time, or that the market price will approximate fifteen times the market price before the reverse stock split. In addition, there can be no assurance that any increase in the market price of the common stock will increase investment in the stock by brokerage firms or individual investors, or otherwise facilitate the Company's access to the equity markets, especially since there are many other factors that affect demand for stock.

Effectiveness of the Reverse Stock Split

     The one-for-fifteen reverse stock split, if approved by the shareholders, would become effective at such time as determined by the management of the Company, upon filing by the Company of Articles of Amendment with the Secretary of State of Texas. Notwithstanding the approval of the shareholders, the Company reserves the right in its discretion to determine whether to delay or forego entirely the implementation of the reverse stock split. Upon the filing of the Articles of Amendment, all of the Company's outstanding common stock will evidence the effect of the one-for-fifteen reverse stock split. No fractional shares will be issued in the reverse stock split. In lieu of any fractional shares, each shareholder who is entitled to a fractional share of common stock will instead receive an amount of cash, without interest, determined by multiplying: the fractional interest to which the shareholder would otherwise be entitled, after taking into account all shares of common stock then held by the shareholder, and the product of fifteen multiplied by the closing price of the Company common stock on the date immediately preceding the date on which the reverse stock split is effective.

Effects of the Amendment

     Subject to shareholder approval, and the decision of the Board of Directors to implement this proposal, the reverse stock split will be effected by filing the amendment to our Articles of Incorporation, and will be effective immediately upon such filing. The actual timing of the filing of the amendment with the Texas Secretary of State's office will be determined by the Company's management based upon its evaluation as to if and when such action will be most advantageous to the Company and its shareholders. THE BOARD OF DIRECTORS OF THE COMPANY RESERVES THE RIGHT TO FOREGO OR POSTPONE FILING THE AMENDMENT, IF SUCH ACTION IS DETERMINED TO BE IN THE BEST INTERESTS OF TANNER'S AND ITS SHAREHOLDERS.

     The reverse stock split will also result in some shareholders owning "odd lots" of less than 100 shares of common stock received as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Company is authorized to issue 200,000,000 shares of common stock, of which 66,857,197 shares were issued and outstanding at the close of business on the record date. The Company is also authorized to issue 5,000,000 shares of Preferred Stock, each share having a par value of $1.00, of which 1,199,751.5 were issued and outstanding at the close of business on the record date. If the amendment is approved by the shareholders, the principal effect of the reverse stock split will be to decrease the number of outstanding shares of common stock from 66,857,197 shares to approximately 4,457,146 shares (less fractional shares), based on share information as of the record date. The reverse stock split will not affect the number of authorized shares of common stock. After the reverse stock split, the Company estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the reverse stock split would not affect any shareholder's proportionate equity interest in the Company or the relative rights, preferences or priorities of any shareholder.

     After the reverse stock split, each resulting combined share will have a par value of $.01, and each authorized but unissued share will have a par value of $.01. Because the reverse stock split if implemented will reduce the number of shares outstanding, and because par value per share after the reverse split will be the same as before the reverse split, the reverse split will result in a reduction of our stated capital, and an increase in capital surplus. We will make the appropriate accounting adjustments to these accounts if and when the reverse split is implemented.

     As a result of the reverse stock split, the Company will have a greater number of authorized but unissued shares of common stock than prior to the reverse stock split. The increase in the authorized but unissued shares of common stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of common stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company and its shareholders.

     The number of shares subject to stock options granted to officers, directors and employees of the Company under stock option plans and the strike price for such options will be proportionately adjusted for the reverse stock split. The number of shares of common stock authorized for the stock option plans will also be proportionately adjusted. The number of shares issuable upon the exercise of outstanding warrants and nonemployee options and the conversion of outstanding convertible securities of the Company will also be proportionately adjusted for the reverse stock split.

Exchange of Stock Certificates

     The exchange of shares of common stock will occur on a date to be determined by the board of directors of the Company (the "Effective Date") without any action on the part of the shareholders and without regard to the date or dates certificates formerly representing shares of common stock are physically surrendered for certificates representing the number of shares of common stock such shareholders are entitled to receive as a result of the reverse stock split. The Company's transfer agent, Corporate Stock Transfer, will effectuate the exchange of certificates.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates representing shares of common stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of common stock such shareholders are entitled to receive as a result of the reverse stock split. After receipt of such transmittal form, each such holder will surrender the certificates formerly representing shares of common stock of the Company and such holder will receive in exchange therefor certificates representing the number of shares of common stock to which such holder is entitled. These transmittal forms will be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     So that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of common stock, shareholders who would otherwise be entitled to receive a fractional share of common stock will receive payment in cash in lieu of receiving a fractional share of common stock. Payment for fractional shares will be based upon the closing price reported for the common stock on the OTC Bulletin Board on the Effective Date. The Company estimates that it will cost no more than $8,000.00 to pay for fractional shares.

Federal Income Tax Consequences

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and pronouncements as in effect on the date of this proxy statement.

General Rules

     The Company has not sought, and will not seek, a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the reverse stock split. However, the Company believes that the reverse stock split will constitute a recapitalization, and hence a reorganization, within the meaning of Section 368(a)(1)(E) of the Code. Generally, the holders of common stock will not recognize gain or loss for federal income tax purposes as a result of the reverse stock split, except that a holder of common stock who receives cash in lieu of fractional shares pursuant to the reverse stock split may recognize gain or loss as provided in "--Cash in Lieu of Fractional Shares" below. No gain or loss will be recognized by the Company as a result of the reverse stock split. Following the reverse stock split, a holder of common stock received in the reverse stock split will have an adjusted basis in such common stock (including any fractional share deemed received) equal to the adjusted basis of the common stock held by that holder immediately prior to the reverse stock split. In addition, a holder of common stock will have a holding period for the common stock received in the reverse stock split that includes the holding period of the common stock exchanged therefor, provided that such common stock is a capital asset in the hands of such holder at the time of the reverse stock split.

Cash in Lieu of Fractional Shares

     Holders of common stock who receive cash in lieu of fractional shares in the reverse stock split will recognize gain or loss equal to the difference, if any, between such holder's adjusted basis in the fractional share of common stock deemed received and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss, long-term or short-term, depending on the holder's holding period, if the common stock is held by such holder as a capital asset at the time of the reverse stock split.

SHAREHOLDERS OF THE COMPANY ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Required Vote

     Approval of the reverse stock split requires the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock held by the Shareholders. If not otherwise indicated, proxies will be voted "FOR" approval of the reverse stock split. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the reverse stock split. However, because the approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of capital stock held by the shareholders, abstentions and broker non-votes will have the same effect as a vote against approval of the reverse stock split.

     The Board of Directors recommends that you vote "FOR" the approval of the reverse stock split.

               PROPOSAL 3: AMENDMENT TO CHANGE THE COMPANY'S NAME


          Effective May 31, 2000, we acquired all of the outstanding common stock of Fone.com, Limited, a telecommunications company doing business primarily in the United Kingdom. This acquisition signifies our transformation from a restaurant company into an international telecommunications company that will focus on the convergence and integration of international long distance telecommunications and internet services. Our acquisition of Fone.com followed the sale, in February of this year, of all of the assets used in the operation of the "Rick Tanner's Original Grill" chain of restaurants. As a result of this sale, we no longer operate or franchise any restaurants, and we have dedicated ourselves to the transformation of the Company into an international telecommunications company.


     As consideration for the acquisition of Fone.com, we issued 40,000,000 shares of our common stock to DCI Telecommunications, Inc., the former parent of Fone.com, representing approximately 62.7% of our then-outstanding shares of common stock. We also assumed certain liabilities of DCI. Shortly after this acquisition, outside investors agreed to invest $4,553,652 in us in exchange for two promissory debentures that are convertible into shares of our common stock. Of this amount, $3,653,652 was used to refinance existing indebtedness and $900,000 is being used by us to fund our operations and for general working capital purposes.


     In connection with the ongoing transformation of the Company into an international telecommunications company, the board of directors has determined that it is in the best interests of the Company to change the Company's name to "Corzon, Inc." The change in the Company's name will reflect that the Company is no longer engaged in the restaurant business.

     Approval and adoption of this proposal requires the affirmative vote of the holders of two-thirds of the issued and outstanding common stock entitled to vote on the amendment.

     The board of directors has unanimously approved this proposal and recommends that you vote "For" the amendment to our articles of incorporation to change the name of the Company to "Corzon, Inc."

                   PROPOSAL 4: ELECTION OF BOARD OF DIRECTORS


     Pursuant to our Articles of Incorporation, the board of directors shall have at least one but not more than five directors. The board of directors can determine the number of directors within these limits. The directors elected at this meeting will hold office for a term of one year and until their successors are elected and qualified.

     At the meeting, you will be asked to elect three directors. If you return your proxy card and do not specify otherwise on your proxy card, we will vote your shares in favor of the election of the persons named below as nominees. Only one of the nominees is currently a director of the Company. The board believes that the nominees will stand for election and will serve if elected as directors. If, however, any nominee fails to stand for election or is unable to accept election and the board recommends another nominee, we will vote in favor of the election of the other person that the board recommends. Directors will be elected by a plurality of the votes cast at the meeting. There are no cumulative voting rights in the election of directors.

     The director nominees, their ages and their other positions with the Company as of July 17, 2000 are as follows:

     Director Nominees        Age      Position(s) with the Company
     -----------------        ---      ----------------------------

     Jose A. Auffant          31       Chief Executive Officer, Chief
                                       Financial Officer, Secretary and Director


     Lawrence Shatsoff        46       President


     Clifford Postelnik       56       Vice President of Operations

     Other Directors and
     Executive Officers
     ------------------

     Rollin M. Shouse         58       Director



     In December 1999, Clyde E. Culp, III resigned from the Board. Richard E. Tanner resigned from the Board in January 2000, and on May 11, 2000, the holders of a majority of our then-outstanding shares of common stock elected Jose A. Auffant and Rollin M. Shouse to the Board and effectively removed James R. Walker from the Board.

     Lawrence Shatsoff and Clifford Postelnik were officers of Fone.com prior to our acquisition of Fone.com. In addition, Mr. Shatsoff was an officer and director of DCI Telecommunications, from whom we purchased all of the outstanding stock of Fone.com. Fone.com was a wholly-owned subsidiary of DCI. DCI now owns 59.8% of the outstanding shares of our common stock. See "-Security Ownership of Certain Beneficial Owners and Management of the Company." Mr. Shatsoff owns 122,199 shares of common stock of DCI but is no longer an officer or director of DCI and has surrendered his options to acquire 1,028,545 shares of common stock of DCI. Messrs. Shatsoff and Postelnik have been nominated to serve on the board of directors pursuant to the contractual obligations contained in the agreement between us and DCI whereby we acquired Fone.com from DCI.


     Our officers are appointed at the first meeting of the board of directors after each annual meeting of stockholders. Officers hold office for a term of one year and until their successors are chosen and qualified or until their earlier resignation or removal.

Director Nominees

     Jose A. Auffant has served as our Chief Executive Officer, Chief Financial Officer, Secretary and Director since May 2000. Mr. Auffant is currently the general counsel for J.P. Carey Securities, Inc. From 1997 to 2000, Mr. Auffant was associated with Winston & Strawn, a Chicago, Illinois based law firm, in its corporate department. Mr. Auffant received a Juris Doctor degree from Emory University School of Law in 1997 and a Bachelor of Business Administration degree from Stetson University in 1991.

     Lawrence Shatsoff has served as our President since June 2000. Prior to joining us, Mr. Shatsoff was the Vice President and Chief Operations Officer of DCI. From 1991 to 1994, Mr. Shatsoff was the Vice President and Chief Operations Officer of Alpha Products, a computer board sales and manufacturing company. From 1988 through 1990, Mr. Shatsoff was the Executive Vice President of Kalon Systems, a data processing services company.

     Clifford A. Postelnik has served as our Vice President since June 2000. Prior to joining us, Mr. Postelnik was the Managing Director of European Operations for Fone.com. Prior to joining Fone.com, Mr. Postelnik had a 30-year career in bilateral carrier contract negotiations and marketing to the tour and travel industry, airlines and hotels in Europe, Africa and the Far East.

Other Directors

     Rollin M. Shouse has served as a Director of the Company since May 2000. Mr. Shouse is currently the Chief Executive Officer of Technest.com, Inc., a full-service accelerator for Internet startup companies. From 1996 to 1999, Mr. Shouse served as Chief Executive Officer and President of Shouse Enterprises, Inc., a convenience store chain comprised of 26 stores. From 1993 to 1996, Mr. Shouse served as Chief Executive Officer and President of Sunshine-Jr. Stores, Inc., a publicly-traded company with 232 convenience stores and six supermarkets. Mr. Shouse received a Bachelor of Business Administration degree from Georgetown College in 1964. We expect that Mr. Shouse will not serve on the Board following the Annual Meeting.

Committees of the Board of Directors and Nominations by Shareholders


     During 1999, the board of directors held one regular meeting. All of our directors attended at least 75% or more of the meetings of the board and board committees on which they served, during the time periods during which they served, in 1999.


     We do not have standing audit, compensation or nominating committees. The board nominates candidates to stand for election as directors. Our articles of incorporation permit shareholders to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to our Secretary. For more information on stockholder proposals, see "Other Matters - Shareholder Proposals for the 2001 Annual Meeting of Shareholders."


Interest of Certain Persons in Matters to be Acted Upon

     Both Proposal 1, which seeks shareholder approval of an increase in the number of authorized shares of common stock, and Proposal 2, which seeks shareholder approval of a one-for-fifteen reverse split of our outstanding shares of common stock, will result in an increase in the number of shares of common stock that are available to be issued. Consequently, both Proposals will allow the Company to have a greater number of shares of common stock available for issuance when holders of outstanding options, warrants and other convertible securities seek to convert or exercise their options, warrants or other convertible securities; presently, the Company does not have a sufficient number of authorized but unissued shares to issue upon conversion or exercise of all existing convertible securities.

     Several of our current and former directors and officers either hold options, warrants or other convertible securities or are associated with entities that do. Therefore, approval of Proposals 1 and 2 is in the interests of these persons. Specifically, Jose A. Auffant, who is our director, Chief Executive Officer, Chief Financial Officer and Secretary, serves as General Counsel to J.P. Carey Securities, Inc. J.P. Carey holds warrants to purchase

300,000 shares of our common stock and also serves as a representative for several of our Series D investors. Similarly, James R. Walker, our former director, is an equity owner of SECA VII, LLC, an entity that, in addition to owning 756,741 shares of our common stock, holds 183,150 shares of our Series E convertible preferred stock and options to acquire 154,976 shares of our common stock. Similarly, four of our former executive officers hold options to acquire shares of our common stock: Clyde E. Culp, III holds options to acquire 78,538 shares; William Gallagher holds options to acquire 140,000 shares; Robert J. Hoffman holds options to acquire 243,466 shares; and, Timothy R. Robinson holds options to acquire 254,462. In addition, Richard E. Tanner, our former director, owns, in addition to his other holdings, 469,775 shares of our Series E convertible preferred stock and warrants to acquire 353,419 shares of common stock.


Certain Relationships and Related Transactions

     The following is a summary of certain transactions and relationships among the Company and our subsidiaries and our directors, executive officers and greater than 5% stockholders.

     Lawrence Shatsoff, our President, was formerly a director of Fone.com, Limited and the Vice President and Chief Operations Officer of DCI, from whom we acquired Fone.com. Mr. Shatsoff owns 122,199 shares of common stock of DCI, which now owns 40,000,000 shares of our common stock.


     As consideration for the acquisition of Fone.com, we issued 40,000,000 shares of our common stock to DCI, the former parent of Fone.com. Consequently, DCI now owns approximately 59.8% of our outstanding shares of common stock. We also assumed certain liabilities of DCI in the acquisition of Fone.com.

     Several of our former officers and directors, as well as holders of 5% or more of our outstanding common stock, received our securities in our January 1999 merger with TRC Acquisition Corporation, in which we acquired the "Rick Tanner's Original Grill" restaurants that we sold in February, 2000. Clyde E. Culp, III, our former Chairman and Chief Executive Officer, received 1,178,063 shares of common stock in exchange for his shares of TRC common stock and received options to acquire an additional 78,538 shares of common stock in exchange for his options to acquire shares of TRC. Also as part of the merger, Mr. Culp executed an employment agreement to become our Chairman and Chief Executive Officer. James R. Walker, our former director, is an equity owner of SECA VII, LLC, which received 765,741 shares of common stock, 183,150 shares of Series E preferred stock, and options to acquire 54,976 shares in the merger, also in exchange for its TRC securities. Timothy R. Robinson, our former Chief Financial Officer, received options to acquire 254,462 shares of common stock, and Robert J. Hoffman, our former Chief Executive Officer, received options to acquire 243,466 shares of common stock, in each case in exchange for their options to acquire shares of common stock of TRC.

     Also in the merger with TRC, Richard Tanner, our former director and a current beneficial owner of more than five percent of our common stock, received approximately 469,775 shares of Series E preferred stock in exchange for his agreement to cancel a promissory note from TRC to him, his agreement to terminate his employment agreement with TRC, and his conversion of shares of Class A preferred stock of TRC. Mr. Tanner also received 1,413,675 shares of common stock in exchange for his outstanding TRC shares and options to acquire 353,419 shares of common stock in exchange for his options to acquire shares of TRC. Mr. Tanner has indicated that he believes that the Company agreed to issue to him a greater number of shares of Series E preferred stock than he actually received.

     Mr. Gallagher, a former director and officer, is an officer of Santa Cruz Squeeze, Inc., which advanced money to Harvest in 1998 secured by a real estate lien note in the approximate amount of $150,000. Harvest paid this note in full before the merger.


     SECA VII, LLC, a significant shareholder and an entity in which Mr. Walker, formerly one of our directors, is an equity owner, has loaned Hartan $350,000 at an interest rate of 12.5%. This loan matured on September 9, 1999. SECA agreed to extend the maturity date of the loan in November 1999 in exchange for our issuance to SECA of warrants of acquire 100,000 shares of our common stock at an exercise price of $.04 per share. The maturity date has been extended to January 31, 2001.

     In March 1999, Clyde E. Culp, III, our former Chairman of the Board and Chief Executive Officer, loaned approximately $350,000 to Pacific Ocean Restaurants, Inc., the parent entity of Crabby Bob's Seafood, Inc., from whom we sought to purchase the assets used in the operation of the Crabby Bob's Seafood Grill Restaurant chain. Mr. Culp loaned these funds to Pacific Ocean so that Pacific Ocean could satisfy certain of its immediate obligations while we continued to pursue our acquisition of the Crabby Bob's assets. Interest on Mr. Culp's loan began accruing at a rate of 10% per annum in September 1999. Mr. Culp's loan became due on the date of termination of the letter of intent between us and Pacific Ocean. The obligations of Pacific Ocean under Mr. Culp's note are secured by the personal property, general intangibles and intellectual property used in the operation of the Crabby Bob's Seafood Grill and Bob's on the Bay restaurants operated by Crabby Bob's Seafood, Inc. Mr. Culp has also personally guaranteed two loans on our behalf.

     In February 2000, in connection with the sale of assets to Hartan and six of Hartan's subsidiaries to RTI, RTI agreed to indemnify Robert J. Hoffman, our acting Chief Executive Officer at that time, and certain other of our subsidiaries' former officers and employees against any claims relating to our failure or the failure of our subsidiaries to pay certain sales taxes, with the aggregate amount of such indemnification to be limited to $125,000.

     In June 2000, we agreed, as RTI had agreed, to indemnify Mr. Robinson for any claims relating to our failure or the failure of our subsidiaries to pay certain sales taxes.

     We have no official policy regarding material transactions between our directors and officers and us. We generally seek to have any such transaction approved or ratified by a majority of our directors who lack a personal interest in the matter. Because we currently have only two directors, that approval or ratification is not always available to us.


Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the Commission and NASDAQ. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of the reports furnished to us and written representations that no other reports were required, except for the late filing of a Form 5 on behalf of SECA VII, LLC, we believe that, during 1999, our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management of the Company


     The following table provides information as of July 17, 2000 concerning ownership of the capital stock by each director and officer, all directors and officers as a group, certain former officers and directors, and all beneficial owners of 5% or more of the outstanding shares of common stock. As of July 17, 2000, 66,857,197 shares of our common stock were outstanding.


     Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of capital stock shown as owned by them, subject to community property laws, where applicable. Each shareholder's address is in care of us at 1087 Broad Street, 4th Floor, Bridgeport, Connecticut 06604. The Right to Acquire column in the table also reflects all shares of common stock that each individual has the right to acquire within 60 days from the above date upon exercise of stock options or common stock purchase warrants or upon conversion of preferred stock.


     DCI Telecommunications, Inc. owns approximately 59.8% of the outstanding shares of our common stock and has nominated Lawrence Shatsoff and Clifford Postelnik to become members of our board of directors pursuant to a contractual right contained in the agreement between us and DCI whereby we acquired Fone.com from DCI (DCI is the former parent entity of Fone.com). On June 23, 2000, the Securities and Exchange Commission filed a complaint against DCI alleging, among other things, that DCI and certain of its executive officers had engaged in various forms of accounting fraud over the past several years and that this fraud had resulted in numerous violations of the securities laws. Lawrence Shatsoff, our President and a nominee to serve on our board of directors, formerly served as a director and executive officer of DCI, but was not named by the SEC in its complaint. In a press release dated June 30, 2000, DCI denied any wrong doing.

                                                                     Percent of
                                                                    Outstanding
                             Class of      Number of      Right        Shares
Name                          Stock      Shares Owned   to Acquire    of Class
----                          -----      ------------   ----------    --------


DCI Telecommunications, Inc.  Common       40,000,000           0       59.8%
The Rearden Trust             Common        4,854,803           0        7.3
Clyde E. Culp, III            Common        1,178,063      78,538        1.9
William J. Gallagher          Common           46,667     140,000        (2)
Richard Tanner                Common        1,413,675     353,419        5.3
                              Series E(1)     469,775           0       63.1
Robert J. Hoffman             Common                0     243,466        (2)
Timothy R. Robinson           Common                0     254,462        (2)
All officers and directors
as a group (4 persons) (3)    Common                0           0         0%
                              Series E              0           0         0%

----------------

(1) Each share of our Series E preferred stock is convertible into four shares of common stock.

(2)  Represents less than 1% of the outstanding shares of our common stock.

(3) None of Messrs. Auffant, Shouse, Shatsoff or Postelnik, who constitute all of our current directors and executive officers, beneficially own any shares of our capital stock or have the right to acquire any shares of our capital stock.



Executive Compensation

     The following table provides information concerning compensation for the past fiscal three years to our executive officers.


                                  Summary Compensation Table

                                                                                         Long-Term
                                                                                       Compensation
                                                                                          Awards
                                                     Annual Compensation                Securities
                                                                       Other Annual     Underlying
Name and Principal Position             Year   Salary($)   Bonus($)   Compensation($)   Options(#)
---------------------------             ----   ---------   --------   ---------------   ----------


William J. Gallagher                    1999    200,000(4)       0            0               0
      Former Chairman and               1998     90,000          0       13,691(2)      140,000(1)
      Chief Executive Officer           1997     89,519     37,156       17,663               0


Clyde E. Culp, III
      Former Chairman and               1999    142,308          0            0               0
      Chief Executive Officer

Robert J. Hoffman
      Former Chief Executive Officer,   1999    126,575          0        4,200(3)            0
      President and Secretary;
      Former Senior Vice
      President of Operations

Timothy R. Robinson
      Former Vice President and         1999    122,599          0            0               0
      Chief Financial Officer

----------

(1) On February 5, 1998, the Board of Directors authorized a repricing of the option exercise price for all outstanding options granted under the Harvest Stock Option Plan to $1.00, with no change in the vesting periods. Mr. Gallagher owned 140,000 options at that time. This revised exercise price represented approximately 200% of the market price of the common stock on the date of the repricing.
(2) This amount consists of a car allowance of $5,157 and $8,534 that was used to pay off a loan.
(3)  This amount represents a car allowance.

(4) This amount represents payments made to Mr. Gallagher pursuant to his severance agreement.


Compensation of Directors

     While we have stated previously that directors are paid $250 per meeting, we have not paid our directors for attending meetings since the date of the merger with TRC.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     When we completed the merger with TRC on January 14, 1999, Clyde E. Culp, III, the chairman and chief executive officer of TRC prior to the merger, became our Chairman and Chief Executive Officer. Mr. Culp's five year employment agreement provided that Mr. Culp would be paid an annual salary of $200,000. Mr. Culp resigned in December 1999.

     In connection with the merger, William J. Gallagher, our chief executive officer prior to the merger with TRC, executed a severance agreement with us pursuant to which he resigned from all positions that he held with us, other than as one of our directors, in exchange for our agreement to pay him a total of $200,000. Mr. Gallagher remained on the board of directors until April 1999. We have paid Mr. Gallagher all amounts owed him under his severance agreement.

                   PROPOSAL 5: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS



     The board of directors has appointed Feldman Sherb Horowitz & Co., P.C. to serve as our independent public accountants for the year ending December 31, 2000, subject to ratification by the shareholders at the annual meeting. Feldman Sherb Horowitz & Co., P.C. has served as independent public accountants for Fone.com since November, 1999. If your return your proxy card and do not specify otherwise on your proxy card, we will vote your shares in favor of ratifying the appointment of Feldman Sherb Horowitz & Co., P.C., independent certified public accountants, to audit our books and accounts for the year ending December 31, 2000. The board of directors has not determined what action it would take if the stockholders do not ratify the appointment.

     Representatives of Feldman Sherb Horowitz & Co., P.C. will not be present at the meeting.

Changes in the Company's Independent Public Accountants

(a) Previous Independent Accountants

     (i) On June 16, 2000, we dismissed Porter Keadle Moore, LLP ("PKM"), as our independent accountants effective immediately. PKM had completed all activities related to our 1999 fiscal year audit. We dismissed PKM in order to hire Feldman Sherb Horowitz & Co., P.C. because they are located closer to our new executive offices and have extensive experience with companies in our industry.

     (ii) The reports of PKM on our consolidated balance sheets as of December 26, 1999 and December 27, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 26, 1999 and December 27, 1998, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The decision to terminate PKM was approved by the board of directors, who also expressed appreciation for the work performed by PKM.

     (iv) During the two most recent fiscal years and the interim period subsequent to December 26, 1999 through June 16, 2000, there were no disagreements with PKM on any matter of accounting practices or principles, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused them to make reference thereto in their report on the financial statements for such periods.

     (v) During the two most recent fiscal years and the interim period subsequent to December 26, 1999 through June 16, 2000, none of the events described in Regulation S-K Item 304(a)(1)(v) occurred.

     (vi) On June 20, 2000, we delivered a copy of the disclosures contained herein to PKM and requested that PKM furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not PKM agreed with such disclosures. PKM provided us with such a letter, dated June 20, 2000, indicating its agreement with these statements, and a copy of this letter was filed by us as Exhibit 16.1 to our current report on Form 8-K, dated June 16, 2000.

(b) New Independent Accountants

     (i) On June 16, 2000, we engaged the firm of Feldman Sherb Horowitz & Co., P.C. ("FSH") as independent accountants for our fiscal year ending December 31, 2000. The board of directors approved the selection of FSH as independent accountants.

     (ii) During the two most recent fiscal years and the interim period subsequent to December 26, 1999 through June 16, 2000, we have not consulted with FSH with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (2) on any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


Votes Required to Ratify the Appointment

     The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is necessary for ratification of the appointment of Feldman Sherb Horowitz & Co., P.C. as our independent public accountants.


     The board of directors has unanimously approved this proposal and recommends that you vote "For" Proposal 5 to ratify the appointment of Feldman Sherb Horowitz & Co., L.P. as our independent public accounts for the year ending December 31, 2000.

                                  OTHER MATTERS

     The board of directors knows of no other matters to be presented for action at the meeting. As stated in the accompanying proxy card, if any other business should come before the meeting, proxies have discretionary authority to vote their shares according to their best judgment, including, without limitation, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.


        SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

     We anticipate that the 2001 annual meeting will be held in April, 2001. Proposals of shareholders of the Company intended to be presented at the 2001 annual meeting must be received by the Company not later than December 15, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any proposal for presentation of our next annual meeting which is outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely for purposes of Rules 14a-4 and 14a-5 if we receive it after February 1, 2001.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements, and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. The common stock of the Company is traded on the OTC Bulletin Board (symbol "ROTI") and such reports, proxy statements, and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.


                                          By Order of the Board of Directors,


                                          Lawrence Shatsoff,
                                          President


Bridgeport, Connecticut
August ___, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                         TANNER'S RESTAURANT GROUP, INC.
                          TO BE HELD SEPTEMBER 8, 2000

     The undersigned hereby constitutes and appoints Lawrence Shatsoff as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Tanner's Restaurant Group, Inc. (the "Company") held of record by the undersigned on July 17, 2000, at the Annual Meeting of Shareholders of the Company to be held September 8, 2000, or any adjournment or postponement thereof.


1. To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000 shares.

                [ ]    FOR         [ ]    AGAINST       [ ]    ABSTAIN


2. To amend the Company's Articles of Incorporation to effect a one-for-fifteen reverse split of the Company's common stock, with the timing of the implementation of the reverse split to be at the discretion of the board of directors.


                [ ]    FOR         [ ]    AGAINST       [ ]    ABSTAIN


3. To amend the Company's Articles of Incorporation to change its name to "Corzon, Inc."


                [ ]    FOR         [ ]    AGAINST       [ ]    ABSTAIN


4.   To elect the following persons to the Board of Directors:


          JOSE A. AUFFANT
          LAWRENCE SHATSOFF
          CLIFFORD POSTELNIK

          [ ]    FOR all nominees                  [ ]    WITHHOLD AUTHORITY to
                 listed (except as                        vote for all nominees
                 marked to the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)



5. To ratify the appointment of Feldman Sherb Horowitz & Co., P.C. as independent public accountants of the Company for the year ending December 31, 2000.


                [ ]    FOR         [ ]    AGAINST       [ ]    ABSTAIN


6. IN HIS DISCRETION, Lawrence Shatsoff may act upon such other business as may properly come before the meeting or any adjournment thereof.


     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. The Board of Directors recommends a vote "FOR" all proposals. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR ALL PROPOSALS.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:  _________________________________


                                       Signature:  _____________________________
PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                       Signature,
                                       if held jointly: ________________________

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. [ ]